Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of salesforce.com, inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2018.

Name of Entity	Jurisdiction
Demandware Australia Pty Limited	Australia
ExactTarget Pty. Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
Kerensen Consulting Belgium SPRL	Belgium
Salesforce Tecnologia Ltda. (fka ExactTarget Tecnologia, Ltda.)	Brazil
salesforce.com Canada Corporation	Canada
Demandware E-Commerce (Shanghai) Limited	China
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
Demandware SARL	France
ExactTarget SAS	France
Kerensen Consulting SAS	France
Salesforce.com France	France
SFDC France Data Centre SARL	France
ExactTarget GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
SteelBrick GmbH	Germany
salesforce.com Germany GmbH	Germany
Demandware Hong Kong Limited	Hong Kong
salesforce.com Hong Kong Ltd.	Hong Kong
Acertis Cloud Private Limited	India
DimDim Software Private Limited	India
salesforce.com India Private Limited	India
Tomax India Software Private Limited	India
SFDC International Limited	Ireland
SFDC Ireland Limited	Ireland
Implisit Insights Ltd	Israel
Kerensen Consulting Israel Ltd.	Israel
Mined Analytics Ltd.	Israel
salesforce.com Israel Ltd.	Israel
Demandware S.r.l.	Italy
Kerensen Consulting Italy S.r.l	Italy
salesforce.com Italy S.r.l	Italy
Kabushiki Kaisha salesforce.com	Japan
Demandware K.K	Japan
Sforcesystems Korea Limited	Korea
SFDC Luxembourg SARL	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
Kerensen Maroc SARL AU	Morocco
Demandware B.V.	Netherlands
Demandware Netherlands Co B.V.	Netherlands

Exhibit 21.1

Name of Entity	Jurisdiction
Demandware Equipment Co B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
salesforce.com Singapore Pte. Ltd	Singapore
ExactTarget Pte. Ltd.	Singapore
salesforce Systems Spain, S.L.	Spain
Demandware AB	Sweden
ExactTarget A.B.	Sweden
SFDC Sweden A.B.	Sweden
salesforce.com Sàrl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Brighter Option Ltd.	United Kingdom
Buddy Media (UK) Limited	United Kingdom
Demandware UK Limited	United Kingdom
ExactTarget Limited	United Kingdom
salesforce.com EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
Steelbrick Limited	United Kingdom
AKTA US, LLC	United States of America
Attic Labs, LLC	United States of America
BeyondCore, LLC	United States of America
Buddy Media, LLC	United States of America
Clipboard, LLC.	United States of America
CloudConnect, LLC	United States of America
Coolan, Inc.	United States of America
CoTweet, Inc.	United States of America
CQuotient, LLC (f.k.a. CQuotient, Inc.)	United States of America
Demandware, LLC (f.k.a. Demandware, Inc.)	United States of America
Demandware Securities, LLC (f.k.a. Demandware Securities Corp.)	United States of America
DimDim Inc.	United States of America
EdgeSpring, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC (f.k.a. ExactTarget, Inc.)	United States of America
Heroku, Inc.	United States of America
Heywire, Inc.	United States of America
iGoDigital Holdings, LLC	United States of America
iGoDigital, Inc.	United States of America
Implisit, Inc.	United States of America
Little Ohana LLC	United States of America
Krux Digital, LLC	United States of America
Krux Digital UK, LLC	United States of America
Metamind, Inc.	United States of America
My Salesforce LLC	United States of America
Quip, LLC	United States of America
RelateIQ LLC	United States of America
Salesforce Communications, LLC	United States of America

Exhibit 21.1

Name of Entity	Jurisdiction
Salesforce Development LLC	United States of America
salesforce Holdings, LLC	United States of America
salesforce.com, LLC	United States of America
Salesforce Ventures LLC	United States of America
Sequence LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
Spinback, LLC	United States of America
Steelbrick, LLC (f.k.a. Steelbrick, Inc.)	United States of America
Tappinstone Holdings, LLC	United States of America
Tempo AI, Inc.	United States of America
Tomax, LLC (f.k.a. Tomax Corporation)	United States of America
Toopher, Inc.	United States of America
Twin Prime, Inc.	United States of America
Unity&Variety, Inc.	United States of America